Exhibit 99.2

 Sensient Technologies Corporation  Second Quarter 2025 Earnings Call  July 25, 2025

 Non-GAAP Financial Measures  Within this document, the Company reports certain non-GAAP financial measures, including: (1) adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude restructuring and other costs, including the Portfolio Optimization Plan costs, (2) percentage changes in revenue, operating income, and diluted earnings per share on an adjusted local currency basis, which eliminate the effects that result from translating its international operations into U.S. dollars and restructuring and other costs, including the Portfolio Optimization Plan costs, and (3) adjusted EBITDA and adjusted EBITDA Margin (which exclude Portfolio Optimization Plan costs and non-cash share based compensation expense). The Company has included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this report. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and the Company believes the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.  2

 Forward Looking Statements  This presentation contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2025 Financial Outlook”, “Long-Term Outlook”, and “Consolidated Full Year 2025 Outlook”. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and in the Middle East; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences, changing technologies, and changing regulations; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This presentation contains time-sensitive information that reflects management’s best analysis only as of the date of this presentation. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.  3

 Quarterly Results and Business Update

 Q2 2025 Consolidated Results  5  (1) See appendix for our GAAP to Non-GAAP reconciliations.

 6  Revenue  Strong growth in the quarter driven by new sales wins across the Group  Operating Results  Strong operating leverage in the quarter primarily due to volume growth   Adjusted EBITDA Margin1 for the Group was 25.1% in Q2 2025, up 290 bps from Q2 2024  Color Group Performance  Local Currency1 Results Commentary  (1) See appendix for our GAAP to Non-GAAP reconciliations.  (2) Represents outlook as of our earnings release provided on February 14, 2025, and does not constitute an update or reissuance as of any later date.  (1) See appendix for our GAAP to Non-GAAP reconciliations.

 7  Revenue  Strong growth within Flavors, Extracts, and Flavor Ingredients  As previously discussed, lower demand in Natural Ingredients is anticipated to continue throughout 2025   Operating Results  Operating leverage improved in the quarter due to growth within the Flavors, Extracts, and Flavor Ingredients business   Adjusted EBITDA Margin1 for the Group was 17.8% in Q2 2025, up 160 bps from Q2 2024  Flavors & Extracts Group Performance  Local Currency1 Results Commentary  (1) See appendix for our GAAP to Non-GAAP reconciliations.

 8  Revenue  Growth driven by new sales wins across the region  Operating Results  Growth driven by volume growth across most of the Group   Adjusted EBITDA Margin1 for the Group was 22.3% in Q2 2025, up 30 bps from Q2 2024  Asia Pacific Group Performance  Local Currency1 Results Commentary  (1) See appendix for our GAAP to Non-GAAP reconciliations.

 9  Local Currency Revenue2   Growth rate of mid-single-digit   Local Currency Adjusted EBITDA2   Growth rate of high single-digit   Business Outlook1  Long-Term Outlook  Local Currency Revenue2  Growth rate of mid-single-digit  Local Currency Adjusted EBITDA2  Growth rate of high single-digit  Local Currency Adjusted EPS2  Growth rate of high single-digit to double-digits  Consolidated Full Year 2025 Outlook  (1) Represents outlook as of our earnings release provided on July 25, 2025, and does not constitute an update or reissuance as of any later date.  (2) See appendix for our GAAP to Non-GAAP reconciliations.

 Shifting regulatory environment provides opportunity  10  Current Synthetic Color Regulatory Actions – U.S. Food and Beverage*  Synthetic to Natural Color Conversion  In the U.S., and selectively throughout Latin America, our synthetic colors revenue for the food and pharmaceutical market is approximately $110M  Conversion from synthetic to natural can result in a conversion factor of nearly 10-to-1  Natural colors continue to grow above overall company mid-term outlook  *As of July 21, 2025

Current State Regulatory Activity



STATE HAS ACTIVE COLOR-RELATED LEGISLATION
STATE HAS PASSED OR ADOPTED COLOR-RELATED LEGISLATION
STATE HAS INACTIVE COLOR-RELATED LEGISLATION
STATE HAS NO COLOR-RELATED LEGISLATION

112	Total color-related bills in 2025
58	Active bills that affect food color
6	Active bills prohibiting additives including FD&C dyes in a state

Some major consumer packaged food companies have made the decision to proactively announce their intention to fully convert by 2027

Major retailers cannot accommodate state-by-state differences in assortment

West Virginia passed HB 2354 that prohibits sale of foods with FD&C colors after January 1, 2028

Texas passed SB 25, requiring a warning label on products that contain synthetic dyes and certain other additives effective January 1, 2027

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 2025 Natural Color Highlights  12  Natural colors specifically created to perform in oil-based, topical, and dry mix applications  Ideal for:  Processed foods  Dry-mixed beverages  Confection  Other powdered food applications  Fat-based systems  Baking  Coats dry products without the use of high-shear blending or spray-drying  Extensive shade range from bright red to cool blue  Prevents clumping and helps with color incorporation   Natural Blue heat stable solution  Ideal for:  Beverage – Alcoholic and non-alcoholic  Confection – Hard and soft candies and coatings  Dairy & Plant-Based – Yogurt, frozen desserts, and drinks  Exceptionally heat and light stable  Water soluble  Liquid and powder forms  Kosher, Halal, GMO-free

 Financial Update andOutlook

 Q2 2025 Financial Review  14  (dollars in thousands)  Q2 2024  Q2 2025  Local Currency Growth1  Revenue   $ 403,525  $ 414,230  +2.1%  Operating Income (GAAP)   Operating Margin  $ 49,657  12.3%  $ 57,706  13.9%  Adjusted Operating Income1   Adjusted Operating Margin1  $ 51,409  12.7%  $ 61,045  14.7%  +16.9%  Diluted EPS (GAAP)  $ 0.73  $ 0.88  Adjusted Diluted EPS1  $ 0.77  $ 0.94  +20.8%  Adjusted EBITDA1   Adjusted EBITDA Margin1  $ 69,341  17.2%  $ 80,044  19.3%  +14.1%  Consolidated Commentary:  Local currency revenue1 increased 2.1%   Q2 2025 results included $3.3 million of Portfolio Optimization Plan costs (approximately 6 cents per share)  Adjusted EBITDA Margin1 improved 210 bps in the quarter due to strong volume growth  (1) See appendix for our GAAP to Non-GAAP reconciliations.

 2025 Cash Flow and Debt Metrics  15  Q2 2024  QTD  Q2 2025  QTD  Cash Flow from Operations  $ 43.8 million  $ 48.3 million  Capital Expenditures  $ 11.8 million  $ 21.2 million  Total Debt  $ 661.7 million  $ 736.4 million  Net debt to credit adjusted EBITDA1  2.6x  2.4x  Commentary:  Cash flow from operating activities was $48.3 million in Q2 2025, which was up 10.2% compared to Q2 2024 due to improved earnings and working capital management   Net debt to credit adjusted EBITDA1 was 2.4x in Q2 2025, down from 2.6x in Q2 2024  (1) See appendix for our GAAP to Non-GAAP reconciliations.

2025 Financial Outlook[1]

Metric	Current Guidance	Prior Guidance
Local Currency Revenue[2]	Mid-single-digit growth	Mid-single-digit growth
Local Currency Adjusted EBITDA[2]	High single-digit growth	Mid-to high single-digit growth
Diluted EPS (GAAP)[3]	$3.13 to $3.23	$3.13 to $3.23
Local Currency Adjusted Diluted EPS[2]	High single-digit to double-digit growth	High single-digit to double-digit growth
Capital Expenditures	~ $100 million	$80 to $90 million
Adjusted Effective Tax Rate	~ 25%	~ 25.5%
Interest Expense[4]	Slight Increase over prior year	Slight Increase over prior year

(1) Represents outlook as of our earnings release provided on July 25, 2025, and does not constitute an update or reissuance as of any later date.
(2) See appendix for our GAAP to Non-GAAP reconciliations.
(3) Diluted EPS (GAAP) includes approximately $0.20/share of Portfolio Optimization Plan costs. Total plan costs are expected to be approximately $45M.
(4) Interest expense assumes no additional USD borrowing rate reductions for 2025.

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Appendix1  (1) Amounts in thousands, except percentages and per share amounts.

 Non-GAAP Financial Measures  19

 Non-GAAP Financial Measures  20

 Non-GAAP Financial Measures  21

 Non-GAAP Financial Measures  22

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 Non-GAAP Financial Measures  27